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                                                                  EXHIBIT NO. 21


                           SUBSIDIARIES OF REGISTRANT


     Set forth below is a list of subsidiaries of Wheelabrator Technologies Inc. as of December 31 1993. Each subsidiary is organized under the laws of the jurisdiction indicated in parenthesis.

Bio Gro Acquisition Sub, Inc. (Delaware)
MRI Holding Company (Delaware)
Massachusetts Refusetech, Inc. (Delaware)
Resco Holdings Inc. (Delaware)
Filtres Crepines Johnson (France) S.A. (France)
Johnson Filtration Systems Limited (Ireland)
Johnson Screens (Australia) Pty. Ltd. (Australia)
Neptune Microfloc, Incorporated (Oregon)
Pullman Torkelson Utility Fuels Company (Delaware)
Signal Overseas Capital Corporation N.V. (Netherlands)
Swenson S. A. (France)
Swindell-Dressler Energy Supply Company (Delaware)
Swindell-Dressler Leasing Company (Delaware)
WESI Peekskill Inc. (Delaware)
WESI Westchester Inc. (Delaware)
Wheelabrator-Berger (Maschinenfabriken) GmbH (West Germany)
WB Industrienlagen Consulting GmbH (West Germany)
Wheelabrator-Berger Stiftung GmbH (West Germany)
Wheelabrator Clean Air Systems Inc. (Delaware)
ARI Technologies, Inc. (Illinois)
Altech Instrumentation Systems, Inc. (California)
Amcec Corporation (Delaware)
Huntington Energy Systems Inc. (Delaware)
Pullman Power Products Corporation (Delaware)
Pullman Power Products International Corporation (Delaware)
Pullman Power Products of Ohio, Inc. (Ohio)
Westates Carbon, Inc. (California)
Westates Carbon-Arizona, Inc. (Arizona)
Wheelabrator Air Pollution Control Inc. (Delaware)
Wheelabrator Clean Water Systems Inc. (Delaware)
Arizona Soils Composting, Inc. (Arizona)
Bio Gro Systems, Inc. (Maryland)
Bio Gro Florida, Inc. (Florida)
EnviroLand, Incorporated (Michigan)
Soaring Vista Properties, Inc. (Maryland)
Wheelabrator Cobb Inc. (Delaware)

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Wheelabrator Hagerstown Inc. (Delaware)
Enviro-Gro Technologies, Inc. (New York)
Enviro-Gro Technologies II, Inc. (New York)
EGT, Inc. (Maryland)
International Process Systems Canada Inc. (Ontario)
IPS International, Inc. (Delaware)
AllGro, Inc. (Delaware)
International Process Systems, Inc. (Delaware)
IPS Pompano Inc. (Delaware)
IPS Rochester Inc. (Delaware)
IPS Sterling Inc. (Delaware)
IPS Torrington Inc. (Delaware)
WIPS Putnam Inc. (Delaware)
IPS Quinte Inc. (Ontario)
Wheelabrator EOS Inc. (Delaware)
Envirotech Operating Services (Petaluma), Inc. (Delaware)
Wheelabrator EOS Puerto Rico Inc. (Delaware)
Wheelabrator Mexicana S.A. de C.V., Inc. (Mexico)
Wheelabrator Cleanfuel Corporation (Delaware)
Wheelabrator Coal Refinery Inc. (Delaware)
CRC Company (Delaware)
International Coal Refinery Company (Delaware)
The Wheelabrator Corporation (Delaware)
Wheelabrator Canada Inc. (Ontario)
MPF Engineered Filtered Products Inc. (Ontario)
Wheelabrator Technologies (UK) Limited (United Kingdom)
Tilghman Wheelabrator Limited (United Kingdom)
Tilghman Wheelabrator Special Products Ltd. (United Kingdom)
Blastrac Europe Ltd. (United Kingdom)
JFS Limited (United Kingdom)
Neptune Nichols Limited (United Kingdom)
Northedge Limited (United Kingdom)
R.B.S. Pension Trustees Limited (United Kingdom)
St. George's Engineering Ltd. (United Kingdom)
Tilghman (1988) Limited (United Kingdom)
Tilghman (Broadheath) Limited (United Kingdom)
Tilghman (Engineers) Limited (United Kingdom)
Wheelabrator do Brasil Limitada (Brazil)
Wheelabrator Energy Leasing Company (Delaware)
Wheelabrator Energy Systems Inc. (Delaware)
Wheelabrator Engineered Systems Inc. (Delaware)
JFS (Japan) Ltd. (Japan)
HPD Canada Limited (Illinois)
Mem Tech Inc. (Illinois)

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Wheelabrator HPD Inc. (Illinois)
Wheelabrator Environmental Systems Inc. (Delaware)
Bensalem Power Company (Pennsylvania)
NH/VT Energy Recovery Corporation (New Hampshire)
North Broward Holdings Inc. (Delaware)
Wheelabrator North Broward Inc. (Delaware)
North Broward County Resource Recovery Project, Inc. (Florida)
Recycle First North Andover Inc. (Delaware)
Riley Energy Systems of Lisbon Corporation (Delaware)
Riley Energy Systems of Lisbon Connecticut Corp. (Connecticut)
SES Bridgeport Inc. (Delaware)
SES Brooklyn Inc. (Delaware)
SES Brooklyn Navy Yard Inc. (Delaware)
SES Connecticut Inc. (Delaware)
SES North Andover Inc. (Delaware)
SES Seattle Inc. (Delaware)
Signal Capital Sherman Station Inc. (Delaware)
Signal RESCO, Inc. (Delaware)
South Broward Holdings Inc. (Delaware)
Wheelabrator South Broward Inc. (Delaware)
South Broward County Resource Recovery Project, Inc. (Florida)
WES Medical Services of Florida Inc. (Delaware)
WES Medical Services of North Carolina Inc. (Delaware)
WES Medical Services of Ohio Inc. (Delaware)
WES Medical Services of Texas Inc. (Delaware)
WES Medical Services of Wisconsin Inc. (Delaware)
WESI Baltimore Inc. (Delaware)
WESI Capital Inc. (Delaware)
WESI Peabody Inc. (Delaware)
WESI Saugus Inc. (Delaware)
Wheelabrator Baltimore Inc. (Delaware)
Wheelabrator Bridgeport Inc. (Delaware)
Wheelabrator Cedar Creek Inc. (Delaware)
Wheelabrator Concord Inc. (Delaware)
Wheelabrator Concord Operating Inc. (Delaware)
Wheelabrator Connecticut Inc. (Delaware)
Wheelabrator Culm Services Inc. (Delaware)
Wheelabrator Epping Inc. (Delaware)
Wheelabrator Falls Inc. (Delaware)
Wheelabrator Frackville Energy Company Inc. (Delaware)
Wheelabrator Frackville Properties Inc. (Delaware)
Wheelabrator Fuel Services Inc. (Delaware)
Wheelabrator Genesee Inc. (Delaware)
Wheelabrator Gloucester Inc. (Delaware)

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Wheelabrator Hudson Energy Company Inc. (Delaware)
Wheelabrator McKay Bay Inc. (Florida)
Wheelabrator Mecklenburg Inc. (Delaware)
Wheelabrator Millbury Inc. (Delaware)
Wheelabrator NHC Inc. (Delaware)
Wheelabrator Norwalk Energy Company Inc. (Delaware)
Wheelabrator New Hampshire Inc. (Delaware)
Wheelabrator New Jersey Inc. (Delaware)
Wheelabrator North Shore Inc. (Delaware)
Wheelabrator Northampton Energy Company Inc. (Delaware)
Wheelabrator Northampton Inc. (Delaware)
Wheelabrator Northampton Linerboard Company Inc. (Delaware)
Wheelabrator Penacook Inc. (Delaware)
Wheelabrator Pinellas Inc. (Delaware)
Wheelabrator Plant Services Inc. (Delaware)
Wheelabrator Polk Inc. (Delaware)
Wheelabrator Pottstown Inc. (Delaware)
Wheelabrator Putnam Inc. (Delaware)
Wheelabrator Ridge Energy Inc. (Delaware)
Wheelabrator San Diego Inc. (Delaware)
Wheelabrator Saugus Inc. (Delaware)
Wheelabrator Shasta Energy Company Inc. (Delaware)
Wheelabrator Sherman Station One Inc. (Delaware)
Wheelabrator Sherman Station Two Inc. (Delaware)
Wheelabrator Shrewsbury Inc. (Delaware)
Wheelabrator Spokane Inc. (Delaware)
Wheelabrator Tidewater Inc. (Delaware)
Wheelabrator Fuels Service Corporation (Delaware)
Wheelabrator Coal Services Company (Delaware)
Wheelabrator Land Resources Inc. (Delaware)
Wheelabrator Sinto do Brasil Equipamentos Industriais Ltda. (Brazil) Wheelabrator Utility Services Inc. (Delaware)
WTI Rust Holdings Inc. (Delaware)
Signal Own-And-Operate Inc. (Delaware)
Wheelabrator EOS Canada Inc. (Ontario)
WTI International Holdings Inc. (Delaware)
WTI Jinyuan Limited Inc. (Delaware)
WTI Jinyuan Power Inc. (Delaware)
WTI Pingliang Limited Inc. (Delaware)
WTI Pingliang Power Inc. (Delaware)

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